SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

NS8 CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-75956 (Commission File Number)	13-4142621 (IRS Employer Identification No.)

Suite 200, 1311 Howe Street, Vancouver, British Columbia	V6Z 2P3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 677-6994

Former Name or Former Address, if Changed Since Last Report:
1420 Fifth Avenue, 22nd Floor, Seattle, Washington 98101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2007, NS8 Corporation (the “Company”) issued a Promissory Note (the “Promissory Note”) to Cornell Capital Partners, L.P. (“Cornell”) for the principal sum of $550,000 USD bearing interest at the annual rate of 14% on the unpaid balance pursuant to the terms of the Promissory Note. The due date for payment of the unpaid balance of principal together with interest thereon is July 1, 2007.

In connection with, and as consideration for, the purchase of the Promissory Note, the Company issued to Cornell a five-year warrant to purchase 250,000,000 shares of Common Stock of the Company at $0.02 per share.

A copy of the Promissory Note and the Warrant are filed as exhibits to this current report and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.  Description

10.43	Promissory Note dated March 30, 2007.
10.44	Warrant to Purchase Common Stock dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8 Corporation (Registrant)

Date: April 6, 2007	By:	/s/ Ricardo Rosado
Ricardo Rosado
Chief Financial Officer